Exhibit 10.6
TECHNISCAN, INC.
Lock-Up Agreement
October 9, 2009
TechniScan, Inc.
3216 South Highland Drive
Suite 200
Salt Lake City, UT 84106
     Re: TechniScan, Inc. – Lock-Up Agreement
Ladies and Gentlemen:
     In connection with the undersigned’s ownership of the number of shares of common stock, par value $0.001 of TechniScan, Inc. (the “Company”) set forth below (each a “Security” and collectively, the “Securities”), the undersigned agrees that, commencing on the date hereof and during the period specified below (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly, any of the Securities owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the Securities and Exchange Commission (collectively, the “Locked-Up Shares”). The Securities are not “restricted securities” as defined in the Securities Act of 1933, as amended (the “Act”), and the rules promulgated thereunder, and have been registered for resale in open market transactions in accordance with the Act.
     The foregoing restriction is expressly agreed to preclude the undersigned or any affiliate of the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Locked-Up Shares even if the Locked-Up Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any of the Locked-Up Shares or with respect to any security that includes, relates to, or derives any significant part of its value from the Locked-Up Shares.
     Notwithstanding the foregoing, during the Lock-Up Period, the undersigned may transfer all or a portion of the Locked-Up Shares: (1) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound by the restrictions set forth herein; or (2) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value. For purposes hereof, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing: (i) if the undersigned is a corporation, partnership, limited liability company or other form of business entity, the undersigned may transfer the capital stock of the Company to any wholly-owned subsidiary, partner or member of the undersigned or to an affiliate of the undersigned; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Agreement and there shall be no further transfer of such capital stock except in accordance with this Agreement, and provided further that any such transfer shall not involve a disposition for value; and (ii) the undersigned may, during the Lock-Up Period, establish a trading plan pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (and/or modify an existing trading plan), provided that no sales or other transfers occur under such plan during the Lock-Up Period.
     The Lock-Up Period will commence on the date hereof and continue for a period of 180 days; provided, however, that: (1) 60 days after the date hereof one-third of the Securities will be released from the transfer restrictions set forth in this Lock-Up Agreement; and (2) 120 days after the date hereof an additional one-third of the Securities will be released from the transfer restrictions set forth in this Lock-Up Agreement; and provided, further, however, that the Board of Directors of the Company may, in its sole and absolute discretion, waive completely or reduce the length of the Lock-Up Period and/or waive completely or reduce the number of Securities subject to the transfer restrictions set forth in this Lock-Up Agreement.
     The undersigned understands and agrees that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.
     No provision of this Agreement may be amended or waived without the prior written consent of the Company.
     This Lock-Up Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall be considered one and the same instrument.
     This Lock-Up Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflicting provision or rule (whether of the State of Delaware, or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of Delaware to be applied. In furtherance of the foregoing, the internal laws of the State of Delaware will control the interpretation and construction of this Lock-Up Agreement, even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

Very truly yours,

Exact Name of Stockholder (printed)

Authorized Signature

Title

No. of Securities:

Agreed to and Acknowledged:

TechniScan, Inc.

By:

David C. Robinson, President

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